Washington Mutual Investors Fund

  Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $500,746
  Class B            $12,703
  Class C           $10,146
  Class F           $11,756
  Total             $535,351
  Class 529-A       $2,591
  Class 529-B       $415
  Class 529-C       $544
  Class 529-E       $110
  Class 529-F       $44
  Class R-1         $66
  Class R-2         $1,131
  Class R-3         $3,050
  Class R-4         $1,073
  Class R-5         $3,149
  Total             $12,173


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class         Dividends from Net Investment Income
  Class A             $0.2700
  Class B             $0.1777
  Class C             $0.1711
  Class F             $0.2640
  Class 529-A         $0.2682
  Class 529-B         $0.1586
  Class 529-C         $0.1598
  Class 529-E         $0.2233
  Class 529-F         $0.2569
  Class R-1            $0.1733
  Class R-2           $0.1854
  Class R-3           $0.2367
  Class R-4           $0.2649
  Class R-5           $0.3017


  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           1,894,739
  Class B           77,786
  Class C           67,700
  Class F           51,570
  Total             2,091,795
  Class 529-A       11,077
  Class 529-B       2,995
  Class 529-C       3,918
  Class 529-E       577
  Class 529-F       248
  Class R-1         464
  Class R-2         8,118
  Class R-3         18,753
  Class R-4         5,085
  Class R-5         11,287
  Total             62,522


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $27.16
  Class B               $27.02
  Class C                $26.98
  Class F               $27.11
  Class 529-A           $27.14
  Class 529-B           $27.05
  Class 529-C           $27.05
  Class 529-E           $27.07
  Class 529-F           $27.11
  Class R-1             $27.06
  Class R-2             $27.00
  Class R-3             $27.06
  Class R-4             $27.11
  Class R-5             $27.15